Exhibit 10.1
WAIVER AGREEMENT
WAIVER AGREEMENT (this “Agreement”), dated as of April 21, 2010, is made by and among MORGANS HOTEL GROUP CO., a Delaware corporation (the “Company”), and YUCAIPA AMERICAN ALLIANCE FUND II, L.P., a Delaware limited partnership (“YAAF II”), and YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P., a Delaware limited partnership (“YAAF II-P” and together with YAAF II, the “Investors”).
WHEREAS, the Company and each of the Investors have entered into that certain Securities Purchase Agreement, dated as of October 15, 2009, as amended by Amendment No. 1 thereto, dated as of December 11, 2009 (as amended, the “Securities Purchase Agreement”) that, among other things, prohibits the Investors from acquiring beneficial ownership of securities of the Company and its subsidiaries under certain circumstances;
WHEREAS, on April 21, 2010, in connection with the proposed acquisition by the Investors of the Company’s 2.375% Senior Subordinated Convertible Notes due 2014 (the “Convertible Notes”), the Company entered into Amendment No. 2 to its Amended and Restated Stockholder Protection Rights Agreement (as amended, the “Rights Agreement”), dated as of October 1, 2009, between the Company and Mellon Investors Services LLC, as Rights Agent, to exempt under certain circumstances the ownership of the Convertible Notes by any person from the determination of the beneficial ownership of common stock of the Company (the “Common Stock”) by such person under the Rights Agreement; and
WHEREAS, in connection with the proposed acquisition of Convertible Notes by the Investors, the Company has agreed to waive certain provisions of the Securities Purchase Agreement and any other provisions of agreements and Company policies to which either of the Investors may be subject that would prohibit the Investors from acquiring Convertible Notes (together, the “Company Restrictions”), as set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1. Waiver of Standstill Provisions. Subject to compliance by each Investor with the provisions of this Agreement, the Company hereby waives the applicable provisions of Section 5.13 of the Securities Purchase Agreement and all other Company Restrictions that, in each case, would prohibit the Investors from acquiring Convertible Notes, but only with respect to the acquisition by the Investors of up to $88,000,000 in aggregate principal amount of Convertible Notes within six months of the date hereof. For the avoidance of doubt, no waiver of the applicable provisions of Section 5.13 of the Securities Purchase Agreement or any other Company Restrictions is given for the conversion by the Investors of Convertible Notes into Common Stock. Should the Investors determine to purchase or enter into an agreement to purchase Convertible Notes (a) prior to the end of the 2nd Nasdaq Global Market trading day after issuance by the Company of its first quarter 2010 earnings report, prior thereto, the Investors shall obtain from the seller a nondisclosure and lock-up agreement in the form attached

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hereto as Exhibit A (a “Nondisclosure and Standstill Agreement”), and only engage in such purchase or enter into such agreement following disclosure of such information as the Company agrees is required to be disclosed or (b) after such 2nd Nasdaq Global Market trading day but within six months of the date hereof at a time at which insiders at the Company are not permitted to trade in Company securities or otherwise when any officers, directors, members, partners, managers or employees of the Investors have material non-public information concerning the Company or its Affiliates, prior thereto, the Investors shall obtain from the seller a nondisclosure and lock-up agreement substantially similar to Exhibit A, which the Company shall be a party to, and only engage in such purchase or enter into such agreement following disclosure of such information as the Company agrees is required to be disclosed. Subject to compliance by each Investor with the provisions of this Agreement, the Company hereby waives the provisions of any Company Restrictions applicable to the disclosure by Investor of Evaluation Material (as defined in the Nondisclosure and Standstill Agreement) to any potential seller of Convertible Notes party to a Nondisclosure and Standstill Agreement.
2. Full Force and Effect. Except as expressly set forth herein, the Securities Purchase Agreement (including the provisions thereof relating to the purchase or other acquisition of Common Stock, including upon conversion of the Convertible Notes) and other Company Restrictions shall continue in full force and effect in accordance with the provisions thereof.
3. Company Right of First Refusal and First Offer. From and after the date hereof:
(a) (i) Subject to the further terms and conditions of this Section 3, if an Investor proposes to sell Convertible Notes in a single transaction or series of related transactions at a time when the market price of a share of Common Stock exceeds the then effective Conversion Price (as defined in that certain Indenture, dated as of October 17, 2007 and as amended from time to time, by and among the Company, as issuer, Morgans Group LLC, as guarantor, and The Bank of New York, as trustee, relating to the Convertible Notes (the “Indenture”)), such Investor shall give the Company prior written notice thereof (an “Investor Notice”), including in reasonable detail the price and aggregate principal amount of Convertible Notes to be sold, and the other general terms, if any, upon which such Investor proposes to sell such Convertible Notes. Each such Investor Notice shall constitute an irrevocable offer by such Investor to the Company to sell all (but not less than all) of the Convertible Notes included in such Investor Notice upon the terms and conditions reflected in such Investor Notice. Notwithstanding the requirement to deliver an Investor Notice, the Investors shall use their commercially reasonable best efforts to advise the Company two Business Days prior to delivery of the Investor Notice of the development of any plans or proposals to sell Convertible Notes.
(ii) If at any time when the market price of a share of Common Stock is equal to or less than the then effective Conversion Price, if an Investor proposes to sell Convertible Notes in a single transaction or series of related transactions, such Investor shall give the Company prior written notice of such intent and set forth the aggregate principal amount of Convertible Notes which the Investor is proposing to sell to the Company (the “Offer Notice”). Within two Business Days after receipt of the Offer Notice, the Company may either decline in writing to offer to buy any such Convertible Notes, or may propose in writing a price at which the

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Company offers to buy all (but not less than all) such Convertible Notes (the “Company Offer”). The Investor shall have two Business Days after the receipt of the Company Offer to either accept in writing the Company Offer (an “Offer Acceptance”) or to decline in writing the Company Offer. If the Investor declines the Company Offer, the Investor may thereafter, for a period of thirty days after the date of the Company Offer, sell or enter into an agreement to sell any of the Convertible Notes covered by the Offer Notice at a price equal to or greater than the price offered in the Company Offer. If the Company declines to make a Company Offer, the Investor may thereafter, for a period of thirty days after the Company declines to make a Company Offer (or thirty two days after the delivery of the Offer Notice if the Company does not respond) sell the Convertible Notes covered by the Offer Notice at any price. If the Investor does not sell or enter into an agreement to sell the Convertible Notes within such period, any subsequent sale of such Convertible Notes shall be subject to the terms of this Section 3.
(b) The Company shall have the right to agree to purchase all (but not less than all) of the Convertible Notes described in an Investor Notice by delivering written notice (the “Company Notice”) to such Investor of its election to purchase such Convertible Notes prior to 4:00 p.m. (New York City time) on the second Business Day following the delivery of the applicable Investor Notice. The Company shall effect the purchase of all such Convertible Notes pursuant to the Company Notice or an Offer Acceptance, including payment of the purchase price, not later than 4:00 p.m. (New York City time) on the third Business Day after delivery of the Company Notice or, in the event of an Offer Acceptance, on the third Business Day after delivery of the Offer Acceptance. If an Investor Notice or an Offer Notice, Company Offer or Offer Acceptance is delivered after 4:00 p.m., New York City time, on any Business Day (as defined in the Securities Purchase Agreement), it shall be deemed received on the next succeeding Business Day.
(c) If and to the extent that the Company fails to exercise its right to purchase all of the Convertible Notes described in any Investor Notice pursuant to the foregoing clause (a)(i) within the period required for such election, then the Investor shall have 60 days thereafter to sell such Convertible Notes on terms no less favorable to the Investor (taken as a whole) than the terms set forth in the Investor Notice.
4. Conversion Cap. In consideration of the waiver granted hereunder, and without limitation to the provisions of Section 5.13 of the Securities Purchase Agreement or other Company Restrictions that restrict the conversion by Investors of Convertible Notes into Common Stock, but in addition thereto, the Investors hereby agree that:
(a) Subject to Section 4(b) below, an Investor or any Affiliate (as defined in Section 4(c) below) thereof holding Convertible Notes (a “Holder”) shall not be entitled to convert any Convertible Notes to the extent, and only to the extent, such conversion would cause such Holder, together with its Affiliates, to become the beneficial owner of more than 9.9% of the issued and outstanding shares of the Common Stock, as determined pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company shall, within one Business Day of delivery by a Holder of a Conversion Notice (as defined in Section 4(c) below), notify such Holder in writing of (i) the number of shares of Common Stock that would be issuable to such Holder if such conversion requested in such Conversion Notice were effected in full and (ii) the number of issued and outstanding shares of Common Stock (as determined

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pursuant to Section 13 of the Exchange Act) as of the most recent date such information is available to the Company, whereupon, notwithstanding anything to the contrary set forth herein, such Holder may within one Business Day of its receipt of the notice from the Company required by this Section revoke such Conversion Notice to the extent that it determines that such exercise would result in such Holder, together with its Affiliates, owning in excess of 9.9% of the issued and outstanding shares of Common Stock, as determined pursuant to Section 13 of the Exchange Act.
(b) Section 4(a) shall not limit a Holder from converting all or any portion of the Convertible Notes if: (i) the Holders and the Licensed Affiliates (as defined in Section 4(c) below) have obtained all Gaming Approvals necessary to hold, and to exercise or convert (as the case may be) in full, any and all exercisable or convertible securities of the Company (the “Company Securities”) held by the Holders and their Affiliates, and a Holder has notified the Company in writing thereof and has not revoked such notification, or (B) none of the Holders or the Licensed Affiliates are required under the Gaming Laws (as defined in Section 4(c) below) to obtain any Gaming Approval (as defined in Section 4(c) below) to hold, or to exercise or convert (as the case may be) in full, any such Company Securities (e.g., the Company does not own or hold any assets or rights that subject it to the authority or jurisdiction of a Gaming Authority (as defined in Section 4(c) below)), and a Holder has notified the Company in writing thereof and has not revoked such notification. In connection with the foregoing, the Company shall use its reasonable best efforts to keep the Investors apprised of all material facts pertaining to the business and affairs of the Company which have, or would reasonably be expected to have, a bearing upon the determination of whether any such Gaming Approvals are or continue to be required, including, without limitation, information pertaining to any acquisitions or dispositions of assets by the Company or any of its Affiliates that are subject to regulation under Gaming Laws, and shall, upon request from a Holder from time to time, provide any documents and records in its possession or in the possession of its Affiliates (to the extent available to the Company) that such Holder reasonably requests in order to determine whether such Gaming Approvals are required; provided, that, prior to receiving any documents and records, such Holder shall agree to comply with the Company’s insider trading policies as in effect and shall agree to keep the information contained therein confidential, including to the extent required so that the Company’s provision of such documents and records does not cause the Company to breach any confidentiality agreement to which it is a party.
(c) For purposes of this Section 4, the following capitalized terms shall have the following meanings ascribed thereto:
(i) “Affiliate” has the meaning ascribed to such term in Section 12 of the Exchange Act; provided, that, the existence of a management contract primarily for operational services provided by the Company or an Affiliate of the Company shall not be deemed to be control by the Company or such Affiliate, as the case may be.
(ii) “Conversion Notice” has the meaning ascribed to such term in the Indenture.
(iii) “Gaming Approval” means any approval or consent required under Gaming Laws to be obtained from any Gaming Authority, including, without limitation, any

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registration, finding of suitability or approval of an acquisition of control.
(iv) “Gaming Authority” means any governmental entity with regulatory control, authority or jurisdiction over casino, pari-mutuel, lottery or other gaming activities and operations within the State of Nevada, including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas.
(v) “Gaming Laws” means all laws, regulations, rules, ordinances or other pronouncements pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over casino, pari-mutuel, lottery or other gaming activities in any jurisdiction, including all rules and regulations established by any Gaming Authority.
(vi) “Licensed Affiliate” means a person who is associated or affiliated with a Holder or any of their respective Affiliates and is required under Gaming Laws to obtain a Gaming Approval for any Holder to hold, or to exercise in full, the Company Securities.
5. Agreement Regarding a Refinancing Transaction. In consideration of the waiver granted hereunder, the Investors hereby agree that, at any time any Investor is a holder of Convertible Notes, should any member of the Company’s board of directors initially designated or nominated by an Investor fail to recuse himself or herself with respect to any vote on any proposal or plan proposed by management of the Company to effect a repayment, extension or other refinancing of the Convertible Notes, such Investor or Investors will promptly take all action permissible under applicable law to designate or nominate a replacement for such director as promptly as possible. It is understood that the Investors, as holders of Convertible Notes, are not agreeing hereby to elect to participate in any such repayment, extension or other refinancing transaction.
6. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.
7. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.
8. Consent to Jurisdiction. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated

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by this Agreement may not be enforced in or by any of the above-named courts.
9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
10. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.
11. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any failure of any party to comply with any obligation, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
12. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto. Any attempted assignment in violation of this Section 12 shall be void.
[Signatures on next page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MORGANS HOTEL GROUP CO.
By:	/s/ Marc Gordon
	Name:	Marc Gordon
	Title:	President

YUCAIPA AMERICAN ALLIANCE FUND II, L.P.
By:	Yucaipa American Alliance Fund II, LLC
Its:	General Partner

By:	/s/ Robert P. Bermingham
	Name:	Robert P. Bermingham
	Title:	Vice President

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.
By:	Yucaipa American Alliance Fund II, LLC
Its:	General Partner

By:	/s/ Robert P. Bermingham
	Name:	Robert P. Bermingham
	Title:	Vice President

Exhibit A
See Attached

April 21, 2010
Harbinger Capital Partners Master Fund I, Ltd.
Harbinger Capital Partners Special Situations Fund, L.P.
Credit Distressed Blue Line Master Fund, Ltd.
c/o 450 Park Avenue, 30th Floor
New York, New York 10022
Attention: Ian W. Estus
Ladies and Gentlemen:
This is with reference to a potential transaction (a “Transaction”) involving the sale of Morgans Hotel Group Co.’s (the “Company”) 2.375% Senior Subordinated Convertible Notes due 2014 (the “Convertible Notes”) by Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and/or Credit Distressed Blue Line Master Fund, Ltd. (collectively, “you”) to Yucaipa American Alliance Fund II, L.P. and/or Yucaipa American Alliance (Parallel) Fund II, L.P. (collectively, the “Investors”). While this letter agreement (this “Agreement”) does not require the Company or the Investors to furnish any information or you to receive it, this Agreement shall govern the treatment of all information that may be provided to you by or on behalf of the Company and the Investors. You agree that such information and any other information the Company, the Investors or their Representatives (as hereinafter defined) furnish to you or your Representatives, in connection with your consideration and the negotiation of a Transaction, and whether oral, written or electronic (the “Confidential Information”), together with those portions of any reports, analyses, compilations, memoranda, notes and any other written or electronic materials prepared by you or your Representatives which contain, reflect or are based upon the Confidential Information (collectively and, together with the Confidential Information, the “Evaluation Material”), will be kept confidential and used only for the purpose of evaluating a Transaction and will only be used by you or your Affiliates (as hereinafter defined) in connection with your consideration of a Transaction and not for any other purpose or in any way detrimental to the Company or its management or the Investors; provided, however, that (i) any of such information may be disclosed to you or your Affiliates’ officers, directors, members, partners, managers, employees, counsel, investment bankers, consultants, agents, and other representatives (such persons being generally referred to herein as your “Representatives”) who need to know such information for the purpose of your evaluation, negotiation and consummation of a Transaction (it being understood that you will cause your Representatives to treat such information in a confidential manner and in accordance with the terms hereof and that you shall be responsible for any breach of this Agreement by your Representatives), and (ii) any disclosure of such information may be made to which the Company consents in writing. The term “Affiliate” as used in this Agreement shall mean any person that you control, are controlled by or under common control with.

You agree that neither you, your Affiliates, nor any of your Representatives will without the prior written consent of the Company, directly or indirectly, (i) disclose to any other person (it being understood that “person” includes any entity with which you are affiliated, other than the Affiliates) either the fact that discussions or negotiations are taking place concerning a Transaction or any of the terms, conditions or other facts with respect to a Transaction, including the status thereof or (ii) disclose to any other person that you have received or produced any Evaluation Material.
In the event that you or any of your Representatives or Affiliates are required to disclose any Evaluation Material in connection with any judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process), you will provide the Company with reasonably prompt and, to the extent legally permissible, prior notice of such requirement(s). You also agree, to the fullest extent practicable and legally permissible, to provide the Company, in advance of any such disclosure, with a list of any Evaluation Material you intend to disclose (and, if applicable, the text of the disclosure language itself) and to reasonably cooperate with the Company to the extent the Company may seek to limit such disclosure, including, if requested, taking all reasonable steps to resist or avoid any such judicial or administrative proceedings referred to above. If and to the extent, in the absence of a protective order or the receipt of a waiver from the Company after a request in writing therefor is made by you (such request to be made as soon as practicable to allow the Company a reasonable amount of time to respond thereto), you, your Affiliates or your Representatives are legally required to disclose Evaluation Material to any tribunal to avoid censure or penalty, you will use reasonable efforts to obtain assurances that confidential treatment will be accorded to any Evaluation Material that you are so required to disclose and thereafter you may disclose such information without liability hereunder.
In consideration for being furnished with the Evaluation Material, you agree that from the date of this Agreement and for a period ending two Nasdaq Global Market trading days after publication by the Company of its first quarter 2010 earnings report (the “Lock-Up Period”), you and your Affiliates will not, directly or indirectly, (i) offer, transfer, sell, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities (including, without limitation, equity securities, debt securities, debt- or equity-linked or debt- or equity-related securities) of the Company or its Affiliates (“Securities”) which may be deemed to be beneficially owned by you or your Affiliates in accordance with the rules and regulations of the United States Securities and Exchange Commission, (ii) enter into any Hedging Transaction (as hereinafter defined) relating to Securities, (iii) make any demand for, or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for Securities or (iv) publicly announce any intention to do any of the foregoing (each of the foregoing referred to as a “Disposition”). The foregoing restriction is expressly intended to preclude you and your Affiliates from engaging in any Hedging

Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the Securities would be disposed of by someone other than you or your Affiliates. The term “Hedging Transaction” as used in this Agreement shall mean any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option or credit default swap linked to Securities) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. For purposes of this paragraph, a person shall not be deemed to be an “Affiliate” if (1) you and your other Affiliates beneficially own (as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) less than 35% of the securities of such person entitling the holders thereof to vote in the election of members of the board of directors (or equivalent governing body) of such person, (2) you and your other Affiliates have not appointed and have no power to appoint any members to the board of directors (or equivalent governing body) of such person, and (3) such person’s primary business is other than buying and selling securities. The restrictions in this paragraph shall not prohibit you from consummating the Transaction with the Investors.
After the end of the Lock-Up Period, you and your Affiliates will (and you will cause your Representatives) reasonably promptly, upon the written request of the Company, deliver to the Company or destroy all copies of all written Evaluation Material, including any notes relating thereto, including, to the extent practicable, expunging all such Evaluation Material from any computer, word processor or other device containing such information. If requested in writing by the Company, an appropriate officer of yours will certify to the Company that all such material has been so delivered or destroyed. Notwithstanding the delivery (or destruction) of the Evaluation Material required by this paragraph, any and all duties and obligations existing under this Agreement shall remain in full force and effect. Furthermore, you and your Representatives shall be permitted to retain in their respective compliance departments one copy of the Evaluation Material in order to comply with (a) any laws or regulations applicable to you and/or your Representatives, or (b) your and/or your Representatives’ internal record retention policies and procedures.
The term “Evaluation Material” does not include information that (i) is, was or becomes available to you and/or your Representatives on a non-confidential basis from a source other than the Company, the Investors or their Representatives as long as such other source is not known by you to be bound by a confidentiality obligation to the Company or the Investors, as applicable, (ii) was, is or becomes generally available to the public (other than as a result of a breach by you or your Representatives of this Agreement), or (iii) was or is independently developed by or on behalf of you and/or your Representatives without reference to the Evaluation Material provided to you pursuant to this Agreement.
You understand and agree that none of the Company, any of the Investors nor any of their Representatives make herein or otherwise any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material for your purposes. You agree that none of the Company, any of the Investors nor any of their Representatives shall have any liability hereunder or otherwise whatsoever to you or any of your Representatives, including, without limitation, in contract, tort or under federal or state securities laws, relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom.

It is agreed that no failure or delay by the Company or the Investors in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.
The Company and the Investors, without prejudice to any rights to judicial relief it may otherwise have, shall be entitled to seek equitable relief, including injunction, in the event of any breach or threatened breach of the provisions of this Agreement. You agree that you will not oppose the granting of such relief on the basis that the Company or the Investors have an adequate remedy at law and that you will pay any actual fees which the Company or the Investors may reasonably incur in enforcing this Agreement (except to the extent a court of competent jurisdiction determines that you have not breached this Agreement, in which case the Company and Investors shall pay for their own fees and expenses incurred in seeking to enforce this Agreement).
You hereby confirm that you and your Affiliates are aware and that your Representatives have been advised that securities laws in the United States and other jurisdictions prohibit any person who has material non-public information about a company from purchasing or selling securities of such company on the basis of such information or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person may purchase or sell such securities. You hereby also confirm that you, your Affiliates and your Representatives will not use any information about the Company in a way which might violate any antitrust or other applicable law.
It is understood and agreed that if any provision contained in this Agreement or the application thereof to you, the Company, the Investors or any other person or circumstance shall be invalid, illegal or unenforceable in any respect under any applicable law as determined by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions contained in this Agreement, or the application of such provision to such persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

In case of any dispute related to this Agreement, you agree (i) to submit to personal jurisdiction in New York, (ii) that exclusive jurisdiction and venue shall lie in the United States Federal and New York State Courts located in the Borough of Manhattan, The City of New York, and (iii) that notice may be served upon you at your address set forth on the first page of this Agreement.
This Agreement shall benefit and bind successors and assigns of you, of the Company and of the Investors. Any assignment of this Agreement by you without the prior written consent of the Company and the Investors shall be null and void.
The obligations set out in this Agreement shall cease upon the expiry of 12 months from the date of this Agreement.

If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement to the Company and to each Investor, whereupon this Agreement will constitute our agreement with respect to the subject matter hereof.

Very truly yours,

MORGANS HOTEL GROUP CO.

By:

Name:
Title:

YUCAIPA AMERICAN ALLIANCE FUND II, L.P.
By:	Yucaipa American Alliance Fund II, LLC
Its:	General Partner

By:

	Name:	Robert P. Bermingham
	Title:	Vice President

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.
By:	Yucaipa American Alliance Fund II, LLC
Its:	General Partner

By:

	Name:	Robert P. Bermingham
	Title:	Vice President

CONFIRMED AND AGREED TO:

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
By:	Harbinger Capital Partners LLC
Its:	Investment Manager

By:

		Name:	Ian W. Estus
		Title:	Vice President

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.
By:	Harbinger Capital Partners Special Situations GP, LLC
Its:	General Partner

By:

		Name:	Ian W. Estus
		Title:	Vice President

CREDIT DISTRESSED BLUE LINE MASTER FUND, LTD.
By:	Harbinger Capital Partners II LP
Its:	Investment Manager

By:

		Name:	Ian W. Estus
		Title:	Vice President